Exhibit 5.1

SILICON VALLEY OFFICE  •  1755 EMBARCADERO ROAD  •  PALO ALTO, CALIFORNIA  94303

TELEPHONE: +1.650.739.3939 • FACSIMILE: +1.650.739.3900

September 27, 2016

Oclaro, Inc.

225 Charcot Avenue

San Jose, California 95131

Re:   Registration Statement on Form S-3 of Oclaro, Inc.

Ladies and Gentlemen:

We have acted as counsel for Oclaro, Inc., a Delaware corporation (the “Company”), in connection with the public offering and sale by the Company of up to 17,250,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) pursuant to the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between the Company and Jefferies LLC, acting as representative of the several underwriters named in Schedule A thereto.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and delivered pursuant to the Underwriting Agreement against payment of the consideration therefor as provided in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on or about September 27, 2016, for incorporation by reference into the Registration Statement on Form S-3 (File No. 333-212455) filed on July 11, 2016 (the “Registration Statement”) and declared effective by the Securities Exchange Commission (the “Commission”) on July 18, 2016 and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day